Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 8, 2017, Office Depot, Inc. (“Office Depot” or the “Company”) completed its acquisition of THL Portfolio Holdings Corp. (“THL”), an indirect parent company of CompuCom Systems, Inc. (“CompuCom”), pursuant to an Agreement and Plan of Merger, dated as of October 3, 2017 (the “Merger Agreement”), by and among the Company, THL, Lincoln Merger Sub One, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Lincoln Merger Sub Two, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company and, for the limited purposes set forth in the Merger Agreement, Thomas H. Lee Equity Fund VI, L.P. (the “Acquisition”).

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the pro forma events been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma information is based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2017, while the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017, and the year ended December 31, 2016, are presented as if the Acquisition had been consummated on January 1, 2016. The historical financial statements have been adjusted in the pro forma financial statements to give effects to items that are (1) directly attributable to the pro forma transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of operations does not reflect cost savings expected to be realized from the elimination of certain expenses and synergies expected to be created or the costs to achieve such cost savings or synergies. Such costs may be material and no assurance can be given that cost savings or synergies will be realized. The deferred tax analysis for the combined companies is preliminary and subject to change as more information becomes available. Changes to the deferred tax accounts could increase goodwill.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the audited consolidated financial statements of Office Depot as of and for the year ended December 31, 2016, which are included in Office Depot’s Annual Report on Form 10-K, as filed with the SEC;

•	the unaudited interim financial statements of Office Depot as of and for the nine months ended September 30, 2017, which are included on Office Depot’s Quarterly Report on Form 10-Q, as filed with the SEC;

•	the audited financial statements of CompuCom as of and for the year ended December 31, 2016, which are included in Office Depot’s Current Report on this Form 8-K/A; and

•	the unaudited interim financial statements of CompuCom as of and for the nine months ended September 30, 2017, which are included in Office Depot’s Current Report on this Form 8-K/A.

Certain reclassifications have been made to the historical presentation of CompuCom to conform to the presentation used in the unaudited pro forma condensed combined financial statements. Further review may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, the Company is not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements of the combined company that are not reflected in the pro forma adjustments. As noted above, the deferred tax analysis is preliminary and may change deferred tax account balances and goodwill in future periods.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with Office Depot as the acquirer and CompuCom as the acquiree. The acquisition method of accounting is dependent upon certain valuations and other studies that are preliminary and based on work performed to date. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The Company anticipates that all the information needed to identify and measure values assigned to the assets acquired and liabilities assumed will be obtained and finalized during the one-year measurement period following the date of completion of the Acquisition, as required by ASC 805. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Office Depot, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2017

(In millions)

	Office Depot Historical	CompuCom Historical (Rounded)					Total Office Depot
	September 30, 2017	September 30, 2017	Pro Forma Acquisition Adjustments	Note 5	Pro Forma Financing Adjustments	Note 5	Pro Forma Combined
		Note 2
ASSETS
Current assets:
Cash and cash equivalents	$788	$43	$(805)	5 (a)	$716	5 (i)	$742
Receivables, net	693	254	—		—		947
Inventories	1,110	29	—		—		1,139
Prepaid expenses and other current assets	100	27	—		—		127
Current assets of discontinued operations	141	—	—		—		141

Total current assets	2,832	353	(805)		716		3,096
Property and equipment, net	627	78	(2)	5 (b)	—		703
Goodwill	379	177	317	5 (c)	—		873
Other intangible assets, net	34	432	(33)	5 (d)	—		433
Timber notes receivable	869	—	—		—		869
Deferred income taxes	428	14	—		—		442
Other assets	228	13	(2)	5 (k)	—		239

Total assets	$5,397	$1,067	$(525)		$716		$6,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$889	$104	$—		$—		$993
Accrued expenses and other current liabilities	883	140	6	5 (e)	—		1,029
Income taxes payable	1	—	—		—		1
Short-term borrowings and current maturities of long-term debt	17	6	—		75	5 (i)	98
Current liabilities of discontinued operations	68	—	—		—		68

Total current liabilities	1,858	250	6		75		2,189
Deferred income taxes and other long-term liabilities	328	160	(16)	5 (f), (j)	—		472
Pension and postretirement obligations, net	123	—	—		—		123
Long-term debt, net of current maturities	265	767	(764)	5 (g)	641	5 (i)	909
Non-recourse debt	781	—	—		—		781

Total liabilities	3,355	1,177	(774)		716		4,474

Redeemable noncontrolling interest	—	14	—		—		14
Commitments and contingencies
Stockholders’ equity:
Common stock	6	—	—	5 (h)	—		6
Additional paid-in capital	2,588	317	(182)	5 (h)	—		2,723
Accumulated other comprehensive loss	(107)	(1)	1	5 (h)	—		(107)
Accumulated deficit	(221)	(440)	430	5 (h)	—		(231)
Treasury stock, at cost	(224)	—	—		—		(224)

Total stockholders’ equity	2,042	(124)	249	5 (h)	—		2,167

Total liabilities and stockholders’ equity	$5,397	$1,067	$(525)		$716		$6,655

See accompanying notes to unaudited pro forma condensed combined financial information.

Office Depot, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2017

(In millions, except per share amounts)

	Office Depot Historical	CompuCom Historical (Rounded)					Total Office Depot
	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2017	Pro Forma Acquisition Adjustments	Note 6	Pro Forma Financing Adjustments	Note 6	Pro Forma Combined	Note 6
		Note 2
Sales	$7,659	$809	$—		$—		$8,468
Cost of goods sold and occupancy costs	5,805	567	—		—		6,372

Gross profit	1,854	242	—		—		2,096
Selling, general and administrative expenses	1,509	206	4	6 (a)	—		1,719
Asset impairments	1	—	—		—		1
Merger, restructuring, and other operating (income) expenses, net	62	5	(1)	6 (b)	—		66

Operating income (loss)	282	31	(3)		—		310
Other income (expense):
Interest income	17	—	—		—		17
Interest expense	(39)	(35)	34	6 (c)	(46)	6 (e)	(86)
Gain (Loss) on extinguishment of debt	—	—	—		—		—
Other income (expense), net	(2)	1	—		—		(1)

Income (loss) from continuing operations before income taxes	258	(3)	31		(46)		240
Income tax expense (benefit)	63	—	12	6 (d)	(18)	6 (d)	57

Net income (loss) from continuing operations	195	(3)	19		(28)		183
Less: Results attributable to the noncontrolling interests	—	2	—		—		2

Net income (loss) attributable to Office Depot, Inc	$195	$(5)	$19		$(28)		$181

Earnings (loss) per common share from continuing operations
Basic	$0.38						$0.32	6 (f)
Diluted	$0.37						$0.31	6 (f)
Weighted average common shares outstanding:
Basic	517,373,527						561,132,501
Diluted	531,755,177						575,514,151

See accompanying notes to unaudited pro forma condensed combined financial information.

Office Depot, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For The Year Ended December 31, 2016

(In millions, except per share amounts)

	Office Depot Historical	CompuCom Historical (Rounded)					Total Office Depot
	For the Year Ended December 31, 2016	For the Year Ended December 31, 2016	Pro Forma Acquisition Adjustments	Note 6	Pro Forma Financing Adjustments	Note 6	Pro Forma Combined	Note 6
		Note 2
Sales	$11,021	$1,113	$—		$—		$12,134
Cost of goods sold and occupancy costs	8,313	787	—		—		9,100

Gross profit	2,708	326	—		—		3,034
Selling, general and administrative expenses	2,242	281	5	6 (a)	—		2,528
Asset impairments	15	110	—		—		125
Merger, restructuring, and other operating (income) expenses, net	(80)	16	—		—		(64)

Operating income (loss)	531	(81)	(5)		—		445
Other income (expense):
Interest income	22	—	—		—		22
Interest expense	(80)	(45)	45	6 (c)	(67)	6 (e)	(147)
Gain (Loss) on extinguishment of debt	(15)	5	(5)	6 (g)	—		(15)
Other income (expense), net	1	3	—		—		4

Income (loss) from continuing operations before income taxes	459	(118)	35		(67)		309
Income tax expense (benefit)	(220)	9	14	6 (d)	(27)	6 (d)	(224)

Net income (loss) from continuing operations	679	(127)	21		(40)		533
Less: Results attributable to the noncontrolling interests	—	1	—		—		1

Net income (loss) attributable to Office Depot, Inc	$679	(128)	$21		$(40)		$532

Earnings (loss) per common share from continuing operations
Basic	$1.26						$0.91	6	(f)
Diluted	$1.24						$0.90	6	(f)
Weighted average common shares outstanding:
Basic	538,715,628						582,474,602
Diluted	548,642,496						592,401,470

See accompanying notes to unaudited pro forma condensed combined financial information.

1. Description of Transactions

Acquisition

On November 8, 2017, the Company completed its acquisition of THL Portfolio Holdings Corp. (“THL”), an indirect parent company of CompuCom, pursuant to an Agreement and Plan of Merger, dated as of October 3, 2017 (the “Merger Agreement”), by and among the Company, THL, Lincoln Merger Sub One, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Lincoln Merger Sub Two, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company and, for the limited purposes set forth in the Merger Agreement, Thomas H. Lee Equity Fund VI, L.P.

The aggregate transaction consideration consists of approximately 44 million shares of the Company’s common stock, which equates to approximately $135 million in share consideration, and approximately $4 million in cash for holders of in-the-money stock options of THL. The Company also repaid CompuCom’s existing Senior Notes and Term Loan.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2017.

Financing - Term Loan Credit Agreement

In connection with the consummation of the acquisition of CompuCom, the Company entered into a Credit Agreement, dated as of November 8, 2017 (the “Term Loan Credit Agreement”), among the Company, as borrower, the other loan parties party and lenders, Goldman Sachs Lending Partners, as administrative agent and collateral agent, and the other financial institutions party. The Term Loan Credit Agreement provides for a $750 million term loan facility with a maturity date of November 8, 2022.

The net proceeds of the loans under the Term Loan Credit Agreement were used to pay off certain indebtedness of CompuCom on its behalf in connection with the Acquisition.

2. Reclassification of CompuCom’s Historical Financial Information

Financial information in the “CompuCom Historical” columns in the unaudited pro forma condensed combined financial statements has been reclassified to conform to the presentation in the Office Depot historical financial statements. The reclassification adjustments are summarized as follows:

Reclassifications in the unaudited pro forma condensed combined balance sheet as of September 30, 2017:

	CompuCom Historical Consolidated Balance Sheets	Reclassification		CompuCom Pro Forma Historical Consolidated Balance Sheets
($ in millions)	(Unaudited, rounded)			(Unaudited, rounded)
Assets
Cash and cash equivalents	42	(42)	(a)	—
Restricted cash instruments	1	(1)	(a)	—
Cash and cash equivalents		43	(a)	43
Receivables, net	250	4	(b)	254
Prepaids	18	(18)	(c)	—
Other current assets	9	(9)	(c)	—
Prepaid expenses and other current assets		27	(c)	27
Deferred income taxes (short-term)	11	(11)	(d)	—
Deferred income taxes (long-term)	3	(3)	(d)	—
Deferred income taxes		14	(d)	14
Other long-term assets	13	(13)	(e)	—
Other assets		13	(e)	13
Liabilities, Redeemable Noncontrolling Interest and Stockholder’s Deficit
Accrued expenses and other current liabilities	136	4	(b)	140
Deferred income taxes	126	(126)	(f)	—
Obligations under build-to-suit lease transactions	29	(29)	(f)	—
Other long-term liabilities	5	(5)	(f)	—
Deferred income taxes and other long-term liabilities		160	(f)	160

(a)	Represents the reclassification of (1) “Cash and cash equivalents” of approximately $42 million and (2) “Restricted cash instruments” of approximately $1 million to “Cash and cash equivalents” of approximately $43 million.
(b)	Represents a reclassification adjustment of approximately $4 million to increase both “Receivables, net” and “Accrued expenses and other current liabilities” in order to align the accounting policies of CompuCom and Office Depot.
(c)	Represents the reclassification of (1) “Prepaids” of approximately $18 million and (2) “Other current assets” of approximately $9 million to “Prepaid expenses and other current assets” of approximately $27 million.
(d)	Represents the reclassification of (1) “Deferred income taxes (short-term)” of approximately $11 million and (2) “Deferred income taxes (long-term)” of approximately $3 million to “Deferred income taxes” of approximately $14 million.
(e)	Represents the reclassification of “Other long-term assets” of approximately $13 million to “Other assets” of approximately $13 million.
(f)	Represents the reclassification of (1) “Deferred income taxes” of approximately $126 million, (2) “Obligations under build-to-suit lease transactions” of approximately $29 million, and (3) “Other long-term liabilities” of approximately $5 million to “Deferred income taxes and other long-term liabilities” of approximately $160 million.

Reclassifications in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017:

	CompuCom Historical Consolidated Statements of Operations	Reclassification			CompuCom Pro Forma Historical Consolidated Statements of Operations
($ in millions)	(Unaudited, rounded)				(Unaudited, rounded)
Revenue:
Service	645	(645)	(a	)	—
Product	164	(164)	(a	)	—
Sales		809	(a	)	809
Cost of revenue:
Service	449	(449)	(b	)	—
Product	118	(118)	(b	)	—
Cost of goods sold and occupancy costs		567	(b	)	567
Selling, general and administrative	179	(179)	(c	)	—
Depreciation and amortization	27	(27)	(c	)	—
Selling, general and administrative expenses		206	(c	)	206
Restructuring costs	5	(5)	(d	)	—
Merger, restructuring, and other operating (income) expenses, net		5	(d	)	5
Financing expenses, net	(35)	35	(e	)	—
Interest expense		(35)	(e	)	(35)

(a)	Represents the reclassification of (1) “Service” revenue of approximately $645 million and (2) “Product” revenue of approximately $164 million to “Sales” of approximately $809 million.
(b)	Represents the reclassification of (1) “Service” costs of approximately $449 million and (2) “Product” costs of approximately $118 million to “Cost of goods sold and occupancy costs” of approximately $567 million.
(c)	Represents the reclassification of (1) “Selling, general and administrative” of approximately $179 million and (2) “Depreciation and amortization” of approximately $27 million to “Selling, general and administrative expenses” of approximately $206 million.
(d)	Represents the reclassification of “Restructuring costs” of approximately $5 million to “Merger, restructuring, and other operating (income) expenses, net” of approximately $5 million.
(e)	Represents the reclassification of “Financing expenses, net” of approximately $35 million to “Interest expense” of approximately $35 million.

Reclassifications in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016:

	CompuCom Historical Consolidated Statements of Operations	Reclassification			CompuCom Pro Forma Historical Consolidated Statements of Operations
($ in millions)	(Audited, rounded)				(Unaudited, rounded)
Revenue:
Service	883	(883)	(a	)	—
Product	230	(230)	(a	)	—
Sales		1,113	(a	)	1,113
Cost of revenue:
Service	620	(620)	(b	)	—
Product	167	(167)	(b	)	—
Cost of goods sold and occupancy costs		787	(b	)	787
Selling, general and administrative	246	(246)	(c	)	—
Depreciation and amortization	35	(35)	(c	)	—
Selling, general and administrative expenses		281	(c	)	281
Restructuring costs	16	(16)	(d	)	—
Merger, restructuring, and other operating (income) expenses, net		16	(d	)	16
Financing expenses, net	(45)	45	(e	)	—
Interest expense		(45)	(e	)	(45)

(a)	Represents the reclassification of (1) “Service” revenue of approximately $883 million and (2) “Product” revenue of approximately $230 million to “Sales” of approximately $1,113 million.
(b)	Represents the reclassification of (1) “Service” costs of approximately $620 million and (2) “Product” costs of approximately $167 million to “Cost of goods sold and occupancy costs” of approximately $787 million.
(c)	Represents the reclassification of (1) “Selling, general and administrative” of approximately $246 million and (2) “Depreciation and amortization” of approximately $35 million to “Selling, general and administrative expenses” of approximately $281 million.
(d)	Represents the reclassification of “Restructuring costs” of approximately $16 million to “Merger, restructuring, and other operating (income) expenses, net” of approximately $16 million.
(e)	Represents the reclassification of “Financing expenses, net” of approximately $45 million to “Interest expense” of approximately $45 million.

3. Fair Value of Consideration Transferred in Connection with the Acquisition

The following is the purchase price for the Acquisition assuming the transaction occurred on September 30, 2017.

(In millions)	Estimated Fair Value
Cash paid for CompuCom Senior Notes and Term Loan (a)	$790
Cash paid for holders of in-the-money stock options of THL	4
Issuance of Office Depot Common Stock (b)	135

Total Estimated Purchase Price	$929

(a)	Cash paid to debt holders directly on behalf of Compucom for Senior Notes of approximately $215 million and Term Loan of approximately $560 million including Senior Notes redemption premium of approximately $8 million and accrued interest of approximately $7 million.
(b)	This share consideration was derived by the issuance of 43,758,974 shares at a share price of 3.09 on November 7th, 2017.

4. Estimate of Assets Acquired and Liabilities Assumed

The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of CompuCom’s tangible and intangible assets acquired and liabilities assumed, which may be materially different than the value of assets acquired and liabilities assumed in the estimated pro forma adjustments. The pro forma adjustments are preliminary and based on estimates of fair values and useful lives and have been prepared to illustrate the estimated effects of the Acquisition. The allocation is dependent upon certain valuation and other studies conducted to date; however, not all such work has been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and analyses completed.

The preliminary consideration of the assets acquired and the liabilities assumed by Office Depot in connection with the Acquisition, reconciled to the estimated purchase price, is as follows:

(In millions)
Net book value of assets acquired	$(124)
Adjustment for the removal of historical Compucom Senior Notes and Term Loan, including accrued interest	771
Adjustment for other Compucom net assets	(1)

Adjusted net book value of net assets acquired	646
Fair value adjustments, net:
Intangibles	(33)
Property and equipment, net	(2)
Deferred Revenue	1

Fair value of assets acquired and liabilities assumed, net	612
Incremental Goodwill	317

Total purchase price	$929

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following summarizes the pro forma adjustments to give effect to the Transactions as if they had occurred on September 30, 2017 for purposes of the pro forma condensed consolidated balance sheet:

(a)	Reflects (i) payment of CompuCom indebtedness related to its existing Term Loan of approximately $560 million and Senior Notes of approximately $215 million; (ii) payment of accrued interest of approximately $7 million, (iii) payment of Senior Notes redemption premium of approximately $8 million, (iv) payment of in-the-money stock options to former THL holders of approximately $4 million; and (v) payment of acquisition-related transaction costs of approximately $11 million paid on the closing date. Because the acquisition-related transaction costs are not expected to have a continuing impact on the combined company’s results, the amount was recorded as an increase to accumulated deficit for the $10 million not reflected in the historical financials and a decrease to accrued expenses for the $1 million reflected in in the historical financials. Additionally, the Company will continue to incur transaction-related costs, including legal, accounting, valuation, and other costs subsequent to the Acquisition closing date and such costs likely will be significant; however, no pro forma adjustments for these costs were recorded.

(In millions)	As of September 30, 2017
CompuCom Term Loan	$560
CompuCom Senior Notes	215
Accrued Interest	7
Senior Notes Redemption Premium	8

Payment of CompuCom indebtedness	790
Payment of stock options	4
Payment of transaction costs	11

Total Adjustment to cash and cash equivalents	$805

(b)	Reflects the purchase accounting adjustment to recognize property and equipment, net at fair value. A summary of the effects of the preliminary purchase price allocation to property and equipment, net is as follows:

(In millions)	Historical Net Book Value	Estimated Fair Value	Pro Forma Adjustment	Useful Life (years)
Computer Equipment	$10	$8	$(2)	3.4
Software	8	8	—	2.4
Leasehold	12	12	—	9.8
Furniture	4	4	—	5.8
Buildings	12	12	—	25.0
Construction in progress	32	32	—	N/A

Total property and equipment, net	$78	$76	$(2)

(c)	Goodwill is calculated as the difference between the fair value of the consideration transferred (See Footnote 3) and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed (See Footnote 4).

(d)	Reflects the purchase accounting adjustment of approximately $33 million to record other identifiable intangible assets at fair value. A summary of the effects of the preliminary purchase price allocation to other intangible assets is as follows:

(In millions)	Historical Net Book Value	Estimated Fair Value	Pro Forma Adjustment	Useful Life (years)
Customer Relationships	$307	$301	$(6)	13.0
Trade Names	125	70	(55)	N/A
Technology	—	28	28	2.5

Total other intangible assets	$432	$399	$(33)

(e)	Reflects the purchase accounting adjustments to (i) eliminate accrued interest of approximately $7 million, (ii) to eliminate accrued transaction costs of approximately $1 million, and (iii) to accrue for the transaction bonuses made to CompuCom employees of approximately $14 million. Short-term deferred revenue is appropriately stated at its fair value of approximately $18 million.

(f)	Reflects the purchase accounting adjustments to (i) reduce long-term deferred revenue of approximately $1 million and (ii) to eliminate existing long-term deferred charges of approximately $2 million.

(g)	Reflects the reduction of CompuCom indebtedness paid in connection with the Acquisition related to its existing Term Loan and Senior Notes net of any unamortized discounts and debt issuance costs in the amount of approximately $764 million.

(In millions)	As of September 30, 2017
CompuCom Term Loan	$560
Unamortized discount on Term Loan	(1)
CompuCom Senior Notes	215
Unamortized debt issuance costs on extinguished debt	(10)

Payment of CompuCom indebtedness	$764

(h)	Reflects the following adjustments to eliminate CompuCom’s historical stockholders’ deficit, to record acquisition-related transaction costs totaling approximately $10 million paid on the closing date that are not reflected in the historical financials, and to record the fair value of Office Depot common stock issued in connection with the transaction.

(In millions)
Eliminate CompuCom’s historical stockholders’ deficit	$124
Fair value of the shares of Office Depot common stock issued	135
Certain acquisition-related transaction costs	(10)

Total Adjustment to Stockholder’s Equity	$249

(i)	Reflects the entry into the Term Loan Credit Agreement, which provides for a $750 million term loan facility with a maturity date of November 8, 2022 in order to help fund the Acquisition. The loan under the Term Loan Credit Agreement was issued with an original issue discount (“OID”), at an issue price of 97.00%. The gross balance of the debt is shown net of this OID, which is $22.5 million, and net deferred financing costs of approximately $11 million. In addition, the loan amortizes quarterly at the rate of $18.8 million per quarter, with the balance payable at maturity. Therefore, assuming the transaction occurred on September 30, 2017, there would be 4 payments in the first year or $75 million that is classified as short-term borrowings, and the remainder of approximately $641 million in long-term debt.

(j)	Reflects the pro forma adjustment for deferred tax liabilities resulting from the fair value adjustments of $33 million related to net intangible assets assuming a tax rate of 40%.

(k)	Reflects the purchase accounting adjustment to eliminate existing long-term deferred charges recorded in other assets of approximately $2 million.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The following summarizes the pro forma adjustments to give effect to the Transactions as if they had occurred on January 1, 2016 for purposes of the pro forma condensed consolidated statement of operations:

a)	The following represents adjustments to selling, general and administrative expenses (“SG&A”):

a1) Represents the incremental amortization of the fair value of identified intangible assets with definite lives for the nine months ended September 30, 2017 and for the year ended December 31, 2016. The incremental amortization expense for intangible assets is calculated using the straight line method over the estimated remaining useful life, less the historical amortization expense related to those intangible assets.

CompuCom Intangibles (In millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Estimated amortization expense	$26	$34
Elimination of historical amortization expense	18	25

Total (a1)	$8	$9

a2) Represents the change in depreciation for the fair value of property and equipment for the nine months ended September 30, 2017 and for the year ended December 31, 2016. The change in depreciation expense is calculated using the straight line method over the estimated remaining useful lives, less the historical depreciation expense related to each property and equipment type.

CompuCom Property and Equipment (In millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Estimated depreciation expense	$6	$8
Elimination of historical depreciation expense	9	10

Total (a2)	$(3)	$(2)

a3) CompuCom was historically a party to a management services agreement with THL Manager VI, LLC, an affiliate of THL. CompuCom paid an annual fee to THL in an amount per year equal to the greater of 1) $1.5 million or 2) 1.0% of Consolidated Adjusted EBITDA for the immediately preceding fiscal year. CompuCom incurred $1.5 million in fees to THL for the year ended December 31, 2016 and approximately $1.1 million in fees for the nine months ended September 30, 2017. Given THL is no longer providing these management services to CompuCom as a result of the Acquisition, these fees have been removed as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations.

CompuCom Sponsor Fee (In millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Elimination of Sponsor Fee (a3)	$(1)	$(2)

Total Adjustments to SG&A (In millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
a1	$8	$9
a2	(3)	(2)
a3	(1)	(2)

Total Adjustment to SG&A	$4	$5

b)	Represents the reversal of non-recurring transaction costs which are directly attributable to the Transactions and included in the historical statement of operations for the nine months ended September 30, 2017.

c)	Represents the elimination of interest expense on CompuCom debt, which includes the Term Loan and Senior Notes, which were extinguished as a part of the Transactions. The decrease in interest expense for the nine months ended September 30, 2017 was approximately $34 million and for the year ended December 31, 2016 was approximately $45 million.

d)	Represents the income tax effect for adjustments related to the Transactions using a 40% statutory tax rate.

e)	Represents the increased interest expense for the nine months period ended September 30, 2017 of approximately $46 million and for the year ended December 31, 2016 of approximately $67 million associated with the new $750 million term loan facility used to help finance the Acquisition, using the effective interest method. The loans under the Term Loan Credit Agreement bear interest at a rate per annum equal to LIBOR plus 7.00%. A 1/8% increase (decrease) in the annual interest rate on this variable term loan would cause the net income (loss) to increase (decrease) for the nine months ended September 30, 2017 and the year ended December 31, 2016 by $0.6 million and $0.9 million, respectively.

f)	The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the combined basic and diluted weighted-average shares, after giving effect to the new issuance of approximately 44 million in shares in connection with the transaction.

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Weighted-average shares used in computing net earnings per share – Office Depot	517,373,527	538,715,628
Shares of Office Depot common stock issued as a result of the Merger	43,758,974	43,758,974

Pro forma weighted-average shares used in computing net earnings per share – basic	561,132,501	582,474,602
Dilutive securities – Office Depot plans	14,381,650	9,926,868

Pro forma weighted-average shares used in computing net earnings per share – diluted	575,514,151	592,401,470

g)	Represents the elimination of a gain on extinguishment of debt of approximately $5 million for the year ended December 31, 2016 related to the Senior Notes that were paid in connection with the Acquisition.